Exhibit 99.1

WHITE MOUNTAINS GROWS BOOK VALUE PER SHARE
BY 21% TO $406 IN 2006

HAMILTON, Bermuda (February 2, 2007) — White Mountains Insurance Group, Ltd. ended 2006 with a fully converted tangible book value per share of $406, an increase of 9% for the quarter and 21% for the year, including dividends.

Ray Barrette, Chairman and CEO, said “I am pleased with our 2006 performance.  The OneBeacon IPO contributed 5 points of return to an already good year, where all our businesses, including White Mountains Re, performed well. Once again, we had superior investment results.  I am now fully engaged in White Mountains’ affairs and am pleased with the good progress we are making on many fronts.”

Adjusted comprehensive net income for 2006 was $734 million, compared to $68 million in 2005.  Adjusted comprehensive net income for the fourth quarter of 2006 was $357 million, compared to adjusted comprehensive net loss of $11 million for the fourth quarter of 2005.  Those results reflect favorable weather conditions and strong investment results when compared to 2005.  Additionally, during the fourth quarter of 2006, White Mountains recognized an after-tax gain of $171 million on the sale of 27.6% of its interest in OneBeacon through an initial public offering. White Mountains also realized an after-tax gain of $21 million on the purchase of Mutual Service Casualty Insurance Company.

Net income for 2006 was $673 million, up from $290 million last year. Net income for the quarter was $299 million, compared to $33 million for the fourth quarter of 2005.

OneBeacon

OneBeacon’s pre-tax income for the fourth quarter of 2006 was $65 million, compared to $29 million for the fourth quarter of 2005.  The GAAP combined ratio was 98% for the fourth quarter of 2006, compared to 94% for the fourth quarter of last year. The increase in pre-tax income was primarily due to higher realized investment gains, driven primarily by a $55 million impairment loss on the Montpelier Re investment in the fourth quarter of 2005.  The increase in the combined ratio in the fourth quarter was primarily due to higher incentive compensation costs and expenses associated with actions taken to optimize long-term occupancy costs, including OneBeacon’s move to its new U.S. headquarters in Canton, Massachusetts.

OneBeacon’s pre-tax income for 2006 was $312 million, compared to $332 million for 2005. The GAAP combined ratio was 96% for 2006, compared to 98% for 2005.  2006 results reflect lower catastrophe losses and lower prior year loss reserve development.  In addition to the impairment mentioned above, 2005 results included a $54 million gain from the funding of the retiree medical plan through an independent benefit trust, and a $35 million special dividend from Montpelier Re.

Net written premiums were down 7% for the quarter and 8% for the year from the comparable 2005 periods, primarily as a result of the sale of NFU in 2005 and the sale of the renewal rights of OneBeacon’s Agri business during 2006.

Mike Miller, CEO of OneBeacon, said, “Our disciplined underwriting and focus on specialized businesses continued to produce strong results in 2006.  We finished the year with a combined ratio of 96%, the fourth consecutive year that we achieved an underwriting profit.  Adjusted for the sale of two businesses, net written premiums were essentially flat.  We experienced strong growth in our specialty and commercial lines, driven by healthy new business and improved retention rates.  That growth was offset by decreases at AutoOne, reflecting the dramatic declines in assigned risk pools. Our traditional personal lines premiums were also lower because of the increasingly competitive auto market. However, subsequent to the launch of our new OneChoice product suite, which has been embraced by our agency partners, new business and retention continued to improve in the third and fourth quarters and we anticipate sustaining that momentum going forward.  The IPO was a major milestone marking the complete turn-around of the company achieved in the last 5 years.  OneBeacon begins 2007 well positioned for profitable growth.”

Beginning in the fourth quarter of 2006, OneBeacon includes OneBeacon Specialty Property (OBSP) within commercial lines and AutoOne within personal lines.  Both OBSP and AutoOne were formerly reported in specialty lines. The reporting change was undertaken to better align the reported results of OneBeacon’s underwriting units with their product and management structure.  Prior periods have been reclassified to conform to the current presentation.  Additionally, during 2005, OneBeacon reallocated $34 million of reserves from ongoing lines of business to run-off.  This reallocation had the effect of lowering the combined ratios for specialty, commercial and personal lines, but had no net impact on OneBeacon’s overall results.

White Mountains Re

White Mountains Re’s pre-tax income was $106 million for the fourth quarter of 2006, compared to a pre-tax loss of $5 million for the fourth quarter of 2005.  For the full year of 2006, pre-tax income was $237 million, compared to a pre-tax loss of $17 million for 2005.  The GAAP combined ratio was 85% for the fourth quarter of 2006 and 102% for the year, compared to 127% and 118% for the comparable periods of 2005. Pre-tax income for the full year of 2006 was reduced by the $223 million cost related to additional losses on hurricanes Katrina, Rita and Wilma ($86 million) and to the reimbursement of Olympus losses ($137 million).  The fourth quarter and full year of 2005 include $124 million and $351 million in pre-tax losses, net of reinstatements and reinsurance, from hurricanes Katrina, Rita and Wilma. 2005 also includes $57 million of other significant property catastrophe losses, primarily from hurricane Erwin and floods in Europe.

Net written premiums were down 12% for the quarter, primarily due to lower reinstatement premiums on property catastrophe reinsurance and the sale of Sirius America in the third quarter of 2006.   In addition, there were planned reductions in property catastrophe exposed business, reductions in casualty lines due mainly to pricing, terms and conditions that did not meet White Mountains Re’s guidelines and higher ceding company retentions.  For the year, net written premiums were basically flat as compared to last year, as improved pricing, terms and conditions on certain lines offset some of the aforementioned reductions.

Tom Hutton, CEO of White Mountains Re, said, “It was a great end to a difficult year.   In the fourth quarter, our core business performed well and our results benefited by the lack of catastrophes. During the year, we strengthened the team and enhanced our approach to risk management.  The January 1, 2007 renewals were completed as expected.  We generally saw strong pricing on the property business, and slight downward pressure on the casualty side.   I am optimistic about our prospects, though I am cautious about deteriorating market conditions.”

Subsequent to the end of the year, White Mountains Re incurred pre-tax losses, net of reinsurance and reinstatements, of approximately $30-40 million on European windstorms Kyrill and Hanno.

Esurance

Esurance’s pre-tax loss was $8 million in both the fourth quarter and the full year of 2006, compared to pre-tax losses of $9 million and $13 million in the comparable periods of 2005.  The GAAP combined ratio was 109% for the fourth quarter and 108% for the full year of 2006, compared to 113% and 109% for the comparable periods of the prior year.  Net written premiums of $160 million for the quarter and $596 million for the year were up 67% and 71%, respectively, from the comparable periods of 2005.   Esurance continues to grow rapidly and wrote 325,000 new policies during the year, compared to 182,000 in 2005.

Gary Tolman, CEO of Esurance, said, “Esurance’s growth makes it one of the fastest growing auto insurance companies in the U.S.—if not the fastest. As we expand the company, we are keenly focused on growing our operations to meet the service and claims needs of our customers.  We are pleased with our national advertising, which helped us grow the business at lower acquisition costs, and our expense ratio continues to decline nicely. Loss results have been stable over the past four years, although fourth quarter 2006 was impacted by seasonally-driven claims frequency. Overall, we believe our 2006 performance further validates our business model.”

Other Operations

White Mountains’ Other Operations segment reported pre-tax income of $150 million for the fourth quarter of 2006, compared to a $1 million pre-tax loss for the fourth quarter of 2005.  The increase was primarily attributable to the $171 million gain on the sale of OneBeacon shares during the quarter.  In addition, the Montpelier Re investment accounted for $4 million in pre-tax losses during the fourth quarter of 2006 compared to $34 million in pre-tax losses during the fourth quarter of 2005. The gain and reduced loss were partially offset by higher incentive compensation accruals in the fourth quarter of 2006 compared to the fourth quarter of last year.

For the full year 2006, the Other Operations segment reported pre-tax income of $189 million versus $3 million in the comparable period of 2005. The increase was primarily attributable to the aforementioned sale of OneBeacon shares.  In addition, the Montpelier Re investment accounted for $13 million in pre-tax income during 2006, compared to $63 million of pre-tax losses during 2005, which included $39 million of net investment income from the special dividend. These gains were partially offset by higher incentive compensation accruals in 2006 compared to last year.

Investment Activities

The GAAP total return on invested assets for the quarter was 2%, compared to 1% in the fourth quarter of last year.  For the full year of 2006 it was 8%, compared to 3% for the full year of 2005.  Net investment income was $124 million in the quarter, up from $102 million in the fourth quarter of 2005, and $436 million for the full year, down from $492 million in 2005, which included a $74 million special dividend from Montpelier Re.

Mark Dorcus, President of White Mountains Advisors, said “Investment results were outstanding in 2006 on both an absolute and relative basis.  Both equities and fixed income beat their respective benchmarks for the year.  Individual security selection was a key driver for the outperformance.  In addition, the bond portfolio benefited by being short in duration and from favorable currency movements.”

Additional Information

On July 17, 2006, in connection with the initial public offering of OneBeacon Insurance Group, Ltd. (“OBIG”), White Mountains undertook an internal reorganization and formed OBIG for the purpose of holding certain of its property and casualty insurance businesses. As a result of the reorganization, certain of White Mountains’ businesses that had been historically reported as part of its Other Operations segment are now owned by OBIG, and accordingly are now included within the OneBeacon segment.  In addition, certain other businesses of White Mountains that are no longer owned by OBIG are now presented as part of the Other Operations segment.  Prior period segment information has been restated to conform to the current presentation.

As a result of the sale of OneBeacon shares, there is a significant minority interest in OneBeacon.  Accordingly, prior periods in the Company’s financial statements have been reclassified to show the Company’s minority interest in certain limited partnership investments.

White Mountainsis a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-K with the Securities and Exchange Commission on or before March 1, 2007 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP financial measure that excludes the change in net unrealized gains and losses from Symetra’s fixed maturity portfolio from comprehensive net income.  The reconciliation of adjusted comprehensive net income to comprehensive net income is included on page 8.

Fully converted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  The reconciliation of fully converted tangible book value per share to book value per share is included on page 7.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                  growth in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  the risks associated with Item 1A of White Mountains’ 2005 Annual Report on Form 10-K and second quarter
2006 Form 10-Q;

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  recorded loss reserves subsequently proving to have been inadequate;

•                  other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions, except share amounts)
(Unaudited)

	December 31, 2006	September 30, 2006	December 31, 2005
Assets

Fixed maturity investments	$7,911.5	$7,089.2	$7,582.7
Common equity securities	1,212.6	1,042.0	967.8
Short-term investments	1,344.9	1,222.8	727.8
Other investments	524.8	498.0	588.1
Investments held in trust	338.9	—	—

Total investments	11,332.7	9,852.0	9,866.4

Reinsurance recoverable on unpaid losses	4,015.7	4,250.3	5,025.7
Reinsurance recoverable on paid losses	159.4	89.3	77.0
Funds held by ceding companies	452.8	467.5	620.4
Insurance and reinsurance premiums receivable	913.6	1,002.3	1,014.3
Securities lending collateral	649.8	583.8	674.9
Investments in unconsolidated insurance affiliates	335.5	529.1	479.7
Deferred acquisition costs	320.3	333.5	288.4
Ceded unearned premiums	87.9	113.7	200.7
Accounts receivable on unsettled investment sales	8.5	354.1	21.7
Other assets	1,167.5	1,136.5	1,148.9

Total assets	$19,443.7	$18,712.1	$19,418.1

Liabilities

Loss and loss adjustment expense reserves	$8,777.2	$9,114.2	$10,231.2
Reserves for structured contracts	147.1	153.5	224.6
Unearned insurance and reinsurance premiums	1,584.9	1,714.9	1,582.0
Debt	1,106.7	794.2	779.1
Securities lending payable	649.8	583.8	674.9
Preferred stock subject to mandatory redemption	262.3	254.5	234.0
Ceded reinsurance payable	138.4	135.6	204.5
Funds held under reinsurance treaties	141.6	119.6	171.4
Accounts payable on unsettled investment purchases	66.8	303.5	43.4
Other liabilities	1,510.4	1,309.6	1,343.4

Total liabilities	14,385.2	14,483.4	15,488.5

Minority interest—OneBeacon Insurance Group, Ltd.	490.7	—	—
Minority interest—consolidated limited partnerships	112.5	110.0	96.4

Total minority interest	603.2	110.0	96.4

Common Shareholders' Equity

Common shares and paid-in surplus	1,727.5	1,726.7	1,725.3
Retained earnings	2,496.0	2,218.2	1,899.8
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains on investments	198.1	169.8	209.7
Equity in net unrealized gains (losses) from Symetra's fixed maturity portfolio	(4.1)	(4.1)	24.2
Net unrealized foreign currency translation gains (losses) and other	37.8	8.1	(25.8)
Total common shareholders' equity	4,455.3	4,118.7	3,833.2

Total liabilities, minority interest and common shareholders' equity	$19,443.7	$18,712.1	$19,418.1

Common shares outstanding (000's)	10,783	10,780	10,779
Common and equivalent shares outstanding (000's)	10,812	10,812	10,814

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE
(Unaudited)

	December 31, 2006		September 30, 2006	December 31, 2005	September 30, 2005
Book value per share numerators (in millions):

Common shareholders' equity	$4,455.3		$4,118.7	$3,833.2	$3,882.8
Benefits to be received from share obligations under employee benefit plans	4.7		5.0	5.1	6.5
Remaining adjustment of subsidiary preferred stock to face value	(41.8	)(1)	(65.5)	(86.0)	(92.1)
Book value per share numerator	4,418.2		4,058.2	3,752.3	3,797.2
Equity in net unrealized (gains) losses from Symetra's fixed maturity portfolio	4.1		4.1	(24.2)	(39.4)
Goodwill	(32.5)		(25.8)	(24.4)	(25.4)
Fully converted tangible book value per common and equivalent share numerator	$4,389.8		$4,036.5	$3,703.7	$3,732.4

Book value per share denominators (in thousands of shares):

Common Shares outstanding	10,782.8		10,780.1	10,779.2	10,773.7
Share obligations under employee benefits plans	29.5		32.2	34.3	44.3
Fully converted tangible book value per common and equivalent share denominator	10,812.3		10,812.3	10,813.5	10,818.0

Book value per common and equivalent share	$408.62		$375.34	$347.00	$351.01
Fully converted tangible book value per common and equivalent share	$406.00		$373.33	$342.51	$345.02

(1)             72.4% of remaining adjustment of subsidiary preferred stock to face value, which is representative of White Mountains' ownership interest in OneBeacon Insurance Group Ltd.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(millions, except per share amounts)
Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Earned insurance and reinsurance premiums	$939.3	$917.8	$3,712.7	$3,798.6
Net investment income	123.9	102.2	435.5	491.5
Net realized investment gains (losses)	69.9	(6.7)	272.7	112.6
Gain on sale of shares of OneBeacon Insurance Group, Ltd.	171.3	—	171.3	—
Other revenue	44.9	44.8	202.0	229.2
Total revenues	1,349.3	1,058.1	4,794.2	4,631.9
Expenses:
Loss and loss adjustment expenses	566.8	739.1	2,452.7	2,858.2
Insurance and reinsurance acquisition expenses	192.2	188.3	754.8	761.2
Other underwriting expenses	143.9	71.8	505.4	424.7
General and administrative expenses	98.3	13.1	218.3	148.8
Accretion of fair value adjustment to loss and loss adjustment expense reserves	6.3	8.8	24.5	36.9
Interest expense on debt	13.6	9.7	50.1	44.5
Interest expense — dividends on preferred stock subject to mandatory redemption	7.6	7.6	30.3	30.3
Interest expense — accretion on preferred stock subject to mandatory redemption	7.7	6.0	28.3	22.1
Total expenses	1,036.4	1,044.4	4,064.4	4,326.7

Pretax income	312.9	13.7	729.8	305.2

Income tax benefit (provision)	(32.0)	19.6	(98.9)	(36.5)

Income before equity in earnings of unconsolidated affiliates, extraordinary item and minority interest	280.9	33.3	630.9	268.7
Equity in earnings of unconsolidated insurance affiliates	7.5	5.9	36.9	33.6
Excess of fair value of acquired assets over cost	21.4	—	21.4	—
Minority interest	(10.5)	(5.9)	(16.0)	(12.2)

Net income	299.3	33.3	673.2	290.1
Change in net unrealized gains on investments	28.3	(54.9)	(30.7)	(182.2)
Change in foreign currency translation and other	29.7	(4.9)	63.6	(71.9)

Comprehensive net income (loss)	357.3	(26.5)	706.1	36.0
Add back: Change in net unrealized gains and losses from Symetra’s fixed maturity portfolio	—	15.2	28.3	32.4

Adjusted comprehensive net income (loss)	$357.3	$(11.3)	$734.4	$68.4

Basic earnings per share	$27.79	$3.10	$62.51	$26.96

Diluted earnings per share	$27.70	$2.82	$62.32	$26.56

Dividends declared and paid per common share	$2.00	$2.00	$8.00	$8.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT INCOME STATEMENT
(in millions)
(Unaudited)

For the Year Ended December 31, 2006

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,944.0	$1,241.2	$527.5	$—	$3,712.7
Net investment income	187.6	182.7	18.4	46.8	435.5
Net realized investment gains	156.4	59.0	6.9	50.4	272.7
Gain on sale of shares of OneBeacon Insurance Group, Ltd.	—	—	—	171.3	171.3
Other revenue	38.8	47.8	7.4	108.0	202.0

Total revenues	2,326.8	1,530.7	560.2	376.5	4,794.2
Expenses:
Loss and loss adjustment expenses	1,180.3	884.6	383.9	3.9	2,452.7
Insurance and reinsurance acquisition expenses	332.3	287.2	135.3	—	754.8
Other underwriting expenses	360.1	94.7	48.8	1.8	505.4
General and administrative expenses	15.3	24.2	0.2	178.6	218.3
Accretion of fair value adjustment to loss and lae reserves	23.0	1.5	—	—	24.5
Interest expense on debt	45.6	1.5	—	3.0	50.1
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	58.6	—	—	—	58.6

Total expenses	2,015.2	1,293.7	568.2	187.3	4,064.4

Pretax income (loss)	$311.6	$237.0	$(8.0)	$189.2	$729.8

For the Year Ended December 31, 2005

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$2,118.4	$1,371.6	$306.8	$1.8	$3,798.6
Net investment income	242.4	148.9	9.8	90.4	491.5
Net realized investment gains (losses)	122.8	76.8	2.1	(89.1)	112.6
Other revenue	50.3	33.5	3.0	142.4	229.2

Total revenues	2,533.9	1,630.8	321.7	145.5	4,631.9
Expenses:
Loss and loss adjustment expenses	1,401.5	1,237.9	206.2	12.6	2,858.2
Insurance and reinsurance acquisition expenses	390.7	279.6	90.8	0.1	761.2
Other underwriting expenses	278.9	107.0	37.2	1.6	424.7
General and administrative expenses	8.4	12.4	—	128.0	148.8
Accretion of fair value adjustment to loss and lae reserves	26.0	10.9	—	—	36.9
Interest expense on debt	44.1	0.4	—	—	44.5
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	52.4	—	—	—	52.4

Total expenses	2,202.0	1,648.2	334.2	142.3	4,326.7

Pretax income (loss)	$331.9	$(17.4)	$(12.5)	$3.2	$305.2

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT INCOME STATEMENT
(in millions)
(Unaudited)

For the Three Months Ended December 31, 2006

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$485.9	$297.4	$156.0	$—	$939.3
Net investment income	43.4	52.1	4.8	23.6	123.9
Net realized investment gains (losses)	58.6	11.0	(0.1)	0.4	69.9
Gain on sale of shares of OneBeacon Insurance Group, Ltd.	—	—	—	171.3	171.3
Other revenue	(9.6)	9.6	1.7	43.2	44.9
Total revenues	578.3	370.1	162.4	238.5	1,349.3
Expenses:
Loss and loss adjustment expenses	289.0	157.3	118.3	2.2	566.8
Insurance and reinsurance acquisition expenses	82.5	70.2	39.5	—	192.2
Other underwriting expenses	106.2	24.4	12.9	0.4	143.9
General and administrative expenses	3.7	11.5	0.1	83.0	98.3
Accretion of fair value adjustment to loss and lae reserves	5.7	0.6	—	—	6.3
Interest expense on debt	10.8	0.3	—	2.5	13.6
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	15.3	—	—	—	15.3
Total expenses	513.2	264.3	170.8	88.1	1,036.4
Pretax income (loss)	$65.1	$105.8	$(8.4)	$150.4	$312.9

For the Three Months Ended December 31, 2005

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$496.4	$327.6	$93.8	$—	$917.8
Net investment income	48.3	39.8	3.3	10.8	102.2
Net realized investment gains (losses)	(23.3)	45.8	(1.2)	(28.0)	(6.7)
Other revenue	2.1	3.1	0.7	38.9	44.8
Total revenues	523.5	416.3	96.6	21.7	1,058.1
Expenses:
Loss and loss adjustment expenses	341.0	323.1	64.7	10.3	739.1
Insurance and reinsurance acquisition expenses	90.7	68.8	28.8	—	188.3
Other underwriting expenses	34.4	24.9	12.2	0.3	71.8
General and administrative expenses	(2.4)	3.4	—	12.1	13.1
Accretion of fair value adjustment to loss and lae reserves	6.5	2.3	—	—	8.8
Interest expense on debt	11.0	(1.3)	—	—	9.7
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	13.6	—	—	—	13.6
Total expenses	494.8	421.2	105.7	22.7	1,044.4
Pretax income (loss)	$28.7	$(4.9)	$(9.1)	$(1.0)	$13.7

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
SUMMARY OF GAAP RATIOS AND PREMIUMS
(Unaudited)

Year Ended December 31, 2006	OneBeacon				WM Re	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	55%	64%	56%	61%	71%	73%
Expense	34%	32%	39%	35%	31%	35%
Total Combined	89%	96%	95%	96%	102%	108%
Dollars in millions
Net written premiums	$437.6	$800.6	$718.3	$1,957.6	$1,290.0	$595.9
Earned premiums	$432.3	$822.3	$689.3	$1,944.0	$1,241.2	$527.5

Year Ended December 31, 2005	OneBeacon				WM Re	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	54%	62%	59%	66%	90%	67%
Expense	31%	29%	38%	32%	28%	42%
Total Combined	85%	91%	97%	98%	118%	109%
Dollars in millions
Net written premiums	$548.8	$910.2	$654.4	$2,121.1	$1,304.1	$349.1
Earned premiums	$521.9	$933.7	$654.7	$2,118.4	$1,371.6	$306.8

Three Months Ended December 31, 2006	OneBeacon				WM Re	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	53%	65%	50%	59%	53%	76%
Expense	39%	35%	43%	39%	32%	33%
Total Combined	92%	100%	93%	98%	85%	109%
Dollars in millions
Net written premiums	$87.5	$174.3	$169.5	$431.5	$236.4	$159.9
Earned premiums	$111.3	$197.6	$177.7	$485.9	$297.4	$156.0

Three Months Ended December 31, 2005	OneBeacon				WM Re	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	46%	59%	39%	69%	99%	69%
Expense	24%	23%	29%	25%	28%	44%
Total Combined	70%	82%	68%	94%	127%	113%
Dollars in millions
Net written premiums	$98.9	$205.8	$155.4	$461.5	$269.9	$95.7
Earned premiums	$105.5	$223.5	$166.0	$496.4	$327.6	$93.8

(1)             Includes results of consolidated reciprocals.

(2)             Includes results from runoff operations and eliminations between underwriting units.

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